                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 33-78776), Form S-3 (File No. 333-42296), Form S-8 (File No. 33-47319), Form S-8 (File No. 33-61722), Form S-8 (File No.
333-22305), Form S-8 (File No. 333-37093), Form S-8 (File No. 333-49080) and
Form S-8 (File No. 333-104938) of UGI Corporation of our report dated June 23, 2003 relating to the financial statements and supplemental schedule of UGI Utilities, Inc. Savings Plan and our report dated June 20, 2003 relating to the financial statements and supplemental schedule of AmeriGas Propane, Inc. Savings Plan, which appear in this Form 10-K/A.


PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
June 26, 2003